Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

COMMON STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of May 15, 2012, by and among Patient Safety Technologies, Inc., a Delaware corporation (the “Company”), and each buyer identified on the signature pages hereto (each, including its successors and assigns, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A.           The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”).

B.           The Buyers wish to subscribe for, and the Company wishes to issue to the Buyers, certain shares of the Company’s authorized but unissued common stock, par value $0.33 per share (the “Common Stock”).

C.           Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights with respect to the Registrable Shares (as defined in the Registration Rights Agreement) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW, THEREFORE, in consideration for the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and each Buyer hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF COMMON SHARES

1.1            Purchase of Shares.   Subject to the terms and conditions of this Agreement, each Buyer agrees to purchase at the Closing and the Company agrees to sell and issue to each Buyer, severally and not jointly, at the Closing that number of shares of Common Stock, set forth opposite each Buyer’s name on Schedule A hereto, at a purchase price of $1.40 per share (the aggregate purchase price for a particular Buyer being the “Purchase Price”).  The shares of Common Stock issued to the Buyers pursuant to this Agreement shall be referred to in this Agreement as the “Shares.”  There is no minimum number of Shares that the Company must sell in order to sell Shares to any one or more Buyer, nor any maximum number that the Company may issue to any one or more Buyer.

1.2            Closing; Delivery; Conditions.

(a)            The purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures, at 10:00 a.m., Los Angeles time, on Monday, May 21, 2012, or at such earlier time and place as the Company and Buyers collectively agree upon, orally or in writing (which time and place are designated as the “Closing”, and the date on which the Closing occurs being the “Closing Date”).

(b)            At the Closing, (i) the Buyer shall pay its Purchase Price to the Company for the Shares to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) upon confirmation of receipt of such wire, unless otherwise requested by the Buyer and agreed to by the Company, the Shares purchased by the Buyer will be (A) delivered by electronic book-entry at The Depository Trust Company (“DTC”), registered in the Buyer’s name and address, and pursuant to the Company’s irrevocable delivery instructions to the transfer agent, as set forth on the Buyer’s signature page hereto and (B) released by the Company’s transfer agent (the “Transfer Agent”), to the Buyer. After the execution of this Agreement by the Buyer, the Buyer shall direct the broker-dealer at which the account or accounts to be credited with the Shares are maintained to set up a deposit/withdrawal at custodian instructing the Transfer Agent to credit such account or accounts with the Shares. The Shares shall bear a restrictive securities legend as provided herein.

(c)            The Company may reject any subscription for any reason (regardless of whether any check or wire transfer relating to such subscription is deposited in a bank or trust account), and will promptly return the funds delivered herewith, without interest, and without deduction of any expenses, in the event this subscription is rejected.  The Company will send to the Buyer a copy of this Agreement, countersigned, if the Buyer’s subscription is accepted.  The Company has no obligation to issue any of the Shares to any person who is a resident of a jurisdiction in which the issuance of the Shares would constitute a violation of the securities laws.  This Agreement is and shall be irrevocable (subject, however, to the conditions to Closing), except that the Buyer shall have no obligations hereunder to the extent that this Agreement is rejected by the Company prior to the execution of this Agreement by the Company.

(d)            At the Closing, the Company shall deliver or cause to be delivered to each Buyer the following:

(i)            a legal opinion of Company Counsel, in substantially the form of Exhibit B, executed by such counsel and delivered to the Buyers;

(ii)           a certificate of the Secretary of the Company, dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, (b) certifying the current versions of the certificate of incorporation, as amended and by-laws of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company;

(iii)           the Shares purchased by such Buyer, as provided in Section 1.2(b); and

(iv)           an executed copy of the Registration Rights Agreement.

(e)            At the Closing, each Buyer shall deliver or cause to be delivered to the Company (i) the purchase price set forth on such Buyer’s signature page to this Agreement in United States dollars and in immediately available funds, by wire transfer to an account designated in writing to such Buyer by the Company for such purpose and (ii) an executed copy of the Registration Rights Agreement.

(f)            The obligations of the Company hereunder to sell and issue Shares to a Buyer at the Closing are subject to only the following conditions being met:

(i)             the accuracy in all material respects when made and on the Closing Date of the representations and warranties of such Buyer contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)            all obligations, covenants and agreements of such Buyer required to be performed at or prior to the Closing Date shall have been performed; and

(iii)           the delivery by such Buyer of the items set forth in Section 1.2(e) of this Agreement.

(g)            The respective obligations of each Buyers hereunder to purchase Shares at the Closing are subject to only the following conditions being met:

(i)             the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)            all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)           the delivery by the Company of the items set forth in Section 1.2(d) of this Agreement; and

(iv)           there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

ARTICLE II

BUYER’S REPRESENTATIONS AND WARRANTIES

Each Buyer, severally and not jointly, represents and warrants to the Company with respect to itself only that:

2.1           Distribution.  Such Buyer is acquiring the Shares for investment purposes for its own account and not with any current view towards a distribution of the Shares, provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

2.2            Accredited Investor Status.  At the time such Buyer was offered the Shares, it was, and as of the date hereof, it is, an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

2.3            Reliance on Exemptions; No General Solicitation.  Such Buyer understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Shares.  The Buyer has not received any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.

2.4            Information.  Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares that have been requested by such Buyer and that such Buyer deems necessary and appropriate to enable Buyer to evaluate the financial risk inherent in making the investment in the Shares.  Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management.  Such Buyer has reviewed the SEC Documents (as defined in Section 3.8 below), including without limitation, the risk factor disclosure contained therein, and understands that its investment in the Shares involves a high degree of risk and is, at the present time, able to afford a complete loss of such investment.  Subject to the truth and accuracy of the representations and warranties made by the Company hereunder, such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.  The Buyer understands that no federal or state agency has made any finding or determination as to the fairness of this offering for investment, or any recommendation or endorsement of the Shares.  Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein.

2.5            Transfer or Resale.  Such Buyer understands that except as provided in the Registration Rights Agreement:

(a)            the Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (i) subsequently registered thereunder or (ii) such Shares are sold, assigned or transferred pursuant to an exemption from such registration under the 1933 Act, including without limitation pursuant to Rule 144 promulgated under the 1933 Act, as amended, (or a successor rule thereto) (“Rule 144”);

(b)            any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act and the rules and regulations of the SEC thereunder.  “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof; and

(c)            neither the Company nor any other Person is under any obligation to register the Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

2.6            Legends.  Such Buyer agrees that all certificates or other instruments representing the Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT, INCLUDING PURSUANT TO RULE 144 UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN LOAN OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) the resale of such Shares is covered by an effective registration statement under the 1933 Act (whether pursuant to the Registration Rights Agreement or otherwise), (ii) the Shares are eligible for resale without restriction under Rule 144, or (iii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of a law firm reasonably acceptable to the Company and its transfer agent, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Shares may be made without registration under the applicable requirements of the 1933 Act.

If within three trading days after receipt by the Company or its transfer agent of a legended certificate and the other documents as specified in and complying with (or required to comply with) the immediately preceding paragraph, the Company shall fail to cause to be issued and delivered to such Buyer a certificate representing such Shares that is free from the legends set forth above, and if on or after such trading day the Buyer purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Buyer of shares of Common Stock that the Buyer anticipated receiving from the Company without any restrictive legend (the “Covering Shares”), then the Company shall, within three trading days after the Buyer’s request, pay cash to the Buyer in an amount equal to the excess (if any) of the Buyer’s total purchase price (including brokerage commissions, if any) for the Covering Shares, over the product of (A) the number of Covering Shares, times (B) the closing bid price on the date of delivery of such certificate and the other documents as specified in and complying with the paragraph immediately above.

2.7           Validity; Enforcement.  This Agreement and the Registration Rights Agreement, and the consummation by such Buyer of the transactions contemplated hereby and thereby, have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

2.8           No Conflicts.  The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party or by which any property or asset of such Buyer is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations) of any court or governmental authority applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder or thereunder.

2.9           Short Sales and Confidentiality Prior To The Date Hereof.  Other than consummating the transactions contemplated hereunder, such Buyer has not, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer, directly or indirectly executed any purchases or sales, including short sales, of the securities of the Company during the period commencing from the time that such Buyer first received a term sheet or term summary (in either case, written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder until the date hereof.  Notwithstanding the foregoing, in the case of a Buyer that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Buyer’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Buyer’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement.  Except as otherwise explicitly set forth in this Agreement, the Company acknowledges and agrees that the representations contained in this Article II shall not modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby or thereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Disclosure Schedule (which Disclosure Schedule sets forth items the disclosure of which is necessary or appropriate as an exception to one or more representations or warranties contained in this Article III; provided, however, that the disclosure in any Section of the Disclosure Schedule shall apply only to the indicated Section of this Agreement except to the extent that it is reasonably apparent that such disclosure is relevant to another Section of this Agreement), the Company represents and warrants (which representations and warranties shall be deemed to apply, where appropriate, to each Subsidiary of the Company) to each of the Buyers that:

3.1            Organization and Qualification.  The Company and its “Subsidiary” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns any of the capital stock or holds an equity or similar interest) are entities duly organized and validly existing and, to the extent legally applicable, in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted.  Each of the Company and its Subsidiary is duly qualified as a foreign entity to do business and, to the extent legally applicable, is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiary, taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.  The Company has no Subsidiaries except as set forth on Schedule 3.1.  The Company has furnished to the Buyers true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”).  The Company owns 100% of the capital stock of its Subsidiary.

3.2            Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Shares in accordance with the terms hereof.  The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Shares, have been duly authorized by the Company’s Board of Directors and no approval by the Company’s stockholders is required, and other than as set forth in Section 3.5, no further filing, consent or authorization is required by the Company, its Board of Directors or its stockholders in connection herewith or therewith.  This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.3            Issuance of Shares.  The issuance of the Shares is duly authorized and, when issued and paid for in accordance with this Agreement, the Shares will be validly issued, fully paid and nonassessable and free from all preemptive rights or similar rights (other than as set forth on Section 3.3 of the Disclosure Schedule), taxes, liens and charges with respect to the issue thereof.  Assuming the accuracy of each of the representations and warranties of each Buyer set forth in Article II of this Agreement, the offer and issuance by the Company of the Shares is exempt from registration under the 1933 Act.

3.4            No Piggyback on Registrations.  Except as set forth on Section 3.4 of the Disclosure Schedule or in the Registration Rights Agreement, neither the Company nor any of its security holders (other than the Buyers in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities.

3.5            No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares) will not (i) result in a violation of any certificate of incorporation, articles of incorporation, or any certificate of designations of the Company or its Subsidiary, or bylaws of the Company or its Subsidiary or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or its Subsidiary is a party or by which any property or asset of the Company or its Subsidiary is bound or affected, or (iii) other than as set forth in Section 3.5 of the Disclosure Schedule, result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations) of any court or governmental authority applicable to the Company or its Subsidiary; except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.6            Compliance.  Except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (i)  neither the Company nor any Subsidiary is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (unless such default or violation has been duly waived), (ii) neither the Company nor any Subsidiary is in violation of any order of any court, arbitrator or governmental body, or (iii)  neither the Company nor any Subsidiary is or has been in violation of any statute, rule or regulation of any governmental authority.

3.7            Consents.  Neither the Company nor its Subsidiary is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof, except for the following consents, authorizations, orders, filings and registrations (none of which is required to be filed or obtained before the Closing):  (i) the filing with the Securities and Exchange Commission (the “SEC”) of a current report on Form 8-K disclosing the material terms of the transactions contemplated hereby and thereby and attaching the Transaction Documents as exhibits thereto, (ii) the filing of a Form D with the SEC and such filings as are required to be made under applicable state securities laws, and (iii) the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement.

3.8            No General Solicitation; Placement Agent.  Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.  Neither the Company nor its Subsidiary has engaged any placement agent, financial advisor, broker or other agent in connection with the transactions contemplated by the Transaction Documents, including, without limitation, the sale of the Shares.  The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any claim for such fees arising out of the issuance of the Shares pursuant to this Agreement.

3.9            No Integrated Offering.  None of the Company, its Subsidiary, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed, quoted or designated.  None of the Company, its Subsidiary, any of their affiliates, and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Shares under the 1933 Act or cause the offering of the Shares to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

3.10          SEC Documents; Financial Statements.  During the one (1) year prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of filing.  Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude notes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

3.11          Capitalization.  As of the date hereof, (i) 100,000,000 shares of Common Stock are authorized, of which 34,023,255 are issued and outstanding, (ii) 6,490,377 shares of Common Stock are subject to issuance pursuant to currently outstanding stock options (whether or not under equity plans), (iii) 4,360,645 shares of Common Stock are subject to issuance pursuant to currently outstanding warrants (whether or not in the money), (iv) 1,000,000 shares of Preferred Stock are authorized, of which 10,950 are shares of Series A Preferred Stock that are currently outstanding and 68,108 are shares of Series B Convertible Preferred Stock that are currently outstanding, and the Series B Convertible Preferred Stock is convertible into 9,081,067 shares of Common Stock, and the Series A Preferred Stock is no longer convertible.  All of such outstanding shares have been validly issued and are fully paid and nonassessable.  Except as disclosed in this Section 3.11 or Schedule 3.11:  (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; and (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock or other securities of the Company or its Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or its Subsidiary is or may become bound to issue additional capital stock of the Company or its Subsidiary or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock or other securities of the Company or its Subsidiary.

3.12          Absence of Litigation.  Except as disclosed in the SEC Documents, there is no action, suit, claim, or Proceeding (defined as an action, claim, suit, investigation or proceeding (including, without limitation, a partial proceeding, such as a deposition), whether commenced or threatened in writing), or, to the Company's knowledge, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary that could, individually or in the aggregate, to have a Material Adverse Effect.

3.13          Material Changes; Undisclosed Events, Liabilities or Developments.   Since the date of the latest audited financial statements included within the SEC Documents, except as disclosed in the SEC Documents or in Schedule 3.13 hereto, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that would result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC,  (iii) the Company has not altered its method of accounting or changed its auditors, except as disclosed in its SEC Documents, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than pursuant to the terms of the Company’s outstanding Series A Preferred Stock and Series B Preferred Stock), and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans or non-plan grants approved by the Board.

3.14          Investment Company.  The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Shares, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.15          Manipulation of Price.  The Company has not, and to the Knowledge of the Company, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

3.16          Insolvency.  The Company is not as of the date hereof, and immediately following the Closing and after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, the Company will not (i) be insolvent (either because its financial condition is such that the sum of its debts, including contingent and unliquidated debts, is greater than its assets, at a fair valuation, or because the present fair saleable value of its assets is less than the amount required to pay its probable liability on its existing debts, including contingent and unliquidated debts, as they become absolute and matured), (ii) have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted, or (iii) have incurred debts beyond its ability to pay them as they become due.

3.17          Patents and Trademarks.  The Company and/or each Subsidiary owns, or possesses adequate rights or licenses to use, all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted.  Except as set forth on Section 3.17 of the Disclosure Schedule, none of the Company’s or any Subsidiary’s Intellectual Property Rights consisting of registered intellectual property have expired or terminated, or are expected to expire or terminate within three years from the date of this Agreement.  Except as set forth on Section 3.17 of the Disclosure Schedule, the Company does not have any knowledge of any infringement by the Company or any Subsidiary of Intellectual Property Rights of others.  Except as disclosed in the SEC Documents, there is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or any Subsidiary regarding its Intellectual Property Rights.

3.18         Insurance.  To the Company’s Knowledge: the Company and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses and locations in which the Company and each Subsidiary is engaged.

3.19         Regulatory Permits.  The Company and each Subsidiary possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as presently conducted and described in the SEC Documents (“Material Permits”), except where the failure to possess such permits does not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

3.20         Internal Accounting Controls.  Except as disclosed in the SEC Documents, the Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.21         Labor Matters. The Company and each Subsidiary is in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.22         Environmental Laws.  The Company and each Subsidiary (i) is in compliance in all material respects with any and all Environmental Laws (as hereinafter defined), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance in all material respects with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

3.23         Tax Status.  The Company and each Subsidiary (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) to the extent required by GAAP, has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

3.24         Section 203 of the DGCL.  The restrictions contained in Section 203 of the Delaware General Corporation Law (the “DGCL”) do not and have not at any time since March 1, 2011, applied to the Company on account of, without limiting other bases for non-application of such restrictions, paragraph (4) of Section 203(b) of the DGCL.

ARTICLE IV

COVENANTS

4.1           Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing.  The Company shall make all filings and reports relating to the offer and sale of the Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date and shall provide evidence of any such action so taken to the Buyers.

4.2           Use of Proceeds.  The Company will use the proceeds from the sale of the Shares for general corporate purposes.

4.3           Fees.  The Company and each Buyer shall bear all of its own respective fees and expenses incurred in connection with the transaction contemplated by the Transaction Documents and the negotiations related thereto (including all reasonable legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith).

4.4           Disclosure of Transactions and Other Material Information.  The Company shall, by 9:00 a.m. (New York City time) on or before the second Business Day immediately following the date hereof, issue a press release, disclosing the material terms of the transactions contemplated hereby.  The Buyer shall not issue any press release or make any other public announcement relating to this Agreement unless the content thereof is mutually agreed to by the Company and the Buyer. The Buyer will timely make all required filings and disclosures relating to the Buyer purchase of the Shares as may be required under the 1934 Act, if any.  The Buyer agrees that Company will file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the Transaction Documents (including, without limitation, this Agreement and the form of the Registration Rights Agreement) as exhibits to such filing.  For purposes of this Agreement, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.  Except as herein provided, neither the Company nor any Subsidiary shall publicly disclose the name of any Buyer, or include the name of any Buyer in any press release without the prior written consent of such Buyer (which consent shall not be unreasonably withheld or delayed), unless otherwise required by law, regulatory authority or trading market (it being understood that the Form 8-K may include such information to the extent required by such Form).

4.5           Integration.  The Company shall not, and shall use its commercially reasonable efforts to ensure that no affiliate of the Company thereof shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Buyers or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any trading market.

ARTICLE V

MISCELLANEOUS

5.1           Governing Law; Jurisdiction.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof.  Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of Los Angeles (the “Los Angeles Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Los Angeles Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Los Angeles Courts, or such Los Angeles Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  If any party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

5.2           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

5.3           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

5.4           Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

5.5           Entire Agreement; Amendments.  This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the party against whom enforcement of any such waived or amended provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of:  (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (iii) the second (2nd) Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.7           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Buyer (other than by merger, sale of substantially all assets or other transaction, as reasonably determined by the Company, having substantially similar effect).  Any Buyer may assign any or all of its rights under this Agreement to any Person to whom such Buyer assigns or transfers any Shares in accordance with the terms of this Agreement, provided that such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions of the Transaction Documents that apply to the “Buyers.”

5.8           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.9           Survival.  All representations, warranties, covenants and agreements made by the Company and the Buyers in this Agreement or in any certificate or other instrument delivered pursuant hereto shall survive the Closing and the delivery of the Shares and any investigation and discovery by the Company or by the Buyers, as the case may be, made at any time with respect thereto.  Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

5.10         Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

5.11         No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.12         Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Buyers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.13          Independent Nature of Buyers’ Obligations and Rights.  The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

5.14          Knowledge of the Company.  The phrase “Knowledge of the Company” shall mean the actual knowledge of all executive officers and directors of the Company.

5.15          Certain Waivers. Each Buyer, on behalf of itself and all of its Affiliates, hereby waives any and all of the following rights that it held prior to the date hereof, whether under contract, the terms of securities or otherwise: (i) notice rights, (ii) preemptive or participation rights, (iii) veto or consent rights, (iv) anti-dilution rights, (v) rights of first refusal, (vi) piggy back rights and (vii) any other rights that is inconsistent with the Transaction Documents.

5.16          Waiver of Conflicts.  Each party to this Agreement acknowledges that Manatt, Phelps & Phillips, LLP, counsel for the Company, may in the past performed and may continue to perform legal services for certain of the Buyers in matters unrelated to the transactions described in this Agreement, including the representation of such Buyers in venture capital financings and other matters, including in connection with the June 24, 2010 transactions.  Accordingly, each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; (b) gives its informed consent to Manatt, Phelps & Phillips’s representation of certain of the Buyers in such unrelated matters and to such counsel’s representation of the Company in connection with this Agreement and the transactions contemplated hereby; and (c) if requested will provide a separate written confirmation requested by Manatt in the form of its standard waiver letter.

5.17          Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option owed to such Buyer by the Company under a Transaction Document and the Company does not timely perform, in all material respects, its related obligations within the periods (and any permitted cure periods) therein provided, then, prior to the performance by the Company of the Company's related obligation, such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.18          Adjustments in Share Numbers and Prices.  In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

5.19.         Survival and Indemnification.

(a)            Survival.  The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement.

(b)           Indemnification.  The Company agrees to indemnify and hold harmless each Buyer and its affiliates and their respective directors, officers, trustees, members, managers, employees and agents, and their respective successors and assigns, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under this Agreement or the Registration Rights Agreement, and will reimburse any such Person for all such amounts as they are incurred by such Person.

(c)           Make-Whole.  Without limiting the foregoing, the Company agrees that, in the event that any of the representations and warranties in Section 3.2, 3.3, 3.5, 3.7 or 3.11 are not true and correct in all respects, notwithstanding anything set forth in the Disclosure Schedule relating to such representations and warranties, and as a result the Company pays any monetary damages or issues any additional securities to any party to a prior agreement with the Company or whose consent is otherwise required for the Company to enter into and perform this Agreement and the Registration Rights Agreement, then the Losses to which a Buyer is subject shall be grossed-up so as to preserve the economic substance of this Agreement (as of the Closing) as if such monetary damages or issuances of additional securities had not occurred, including by the Company shall taking appropriate action to ensure that a Buyer has not been diluted, directly or indirectly, by any issuance of additional securities contemplated by this subsection (c), and ensuring that a Buyer does not bear the portion of such monetary damages that corresponds to its ownership percentage as of the Closing.

(d)           Conduct of Indemnificaton Proceedings.  Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation.  It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties.  No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 5.19 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  No indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

 [Signature Pages Follows]

IN WITNESS WHEREOF, each Buyer, severally and not jointly, and the Company, have caused their respective signature page to this Common Stock Purchase Agreement to be duly executed as of the date first written above.

COMPANY: PATIENT SAFETY TECHNOLOGIES, INC.

By:	/s/
Name
Title

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOR BUYERS TO FOLLOW]

[BUYER SIGNATURE PAGE TO COMMON STOCK

PURCHASE AGREEMENT]

Name of Buyer:

Signature of Authorized Signatory of Buyer:

Name of Authorized Signatory:

Title of Authorized Signatory:

Number of Shares of Common Stock Subscribed For: See Schedule A opposite name of Buyer

Delivery and Notice Information:  See below.

1.	The exact name that your Shares are to be registered in. You may use a nominee if appropriate:

2.	The relationship between the Buyer and the registered holder listed in response to item 1 above (if not the same person):

3.	The mailing address of the registered holder listed in response to item 1 above:
Mailing:
Fax:
Email:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in response to item 1 above:

5.
Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained); please include the name and telephone number of the contact person at the broker-dealer:

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the Shares:

SCHEDULE A

SCHEDULE OF BUYERS

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT B

FORM OF LEGAL OPINION